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                                                                    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 30, 2004 (except for Notes 8 and 15 as to which the date is July 23, 2004), in the Registration Statement Form SB-2 and related Prospectus of Cyberkinetics Neurotechnology Systems, Inc. to be filed on or about December 3, 2004.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts

November 30, 2004